Exhibit 99.1

For Immediate Release

TradeStation Group Reports 8% Increase in Brokerage Commissions and Fees and 14% Growth in
Brokerage Account Base Year over Year

Plantation FL, April 23, 2009 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported for the 2009 first quarter net revenues of $36.0 million, net income of $4.7 million, and earnings per share (diluted) of 11 cents, compared to 2008 first quarter net revenues of $40.7 million, net income of $8.3 million, and earnings per share (diluted) of 19 cents. The main reason for the differences was a year-over-year reduction in net interest income of $7.1 million.

Brokerage commissions and fees for the 2009 first quarter were $32.9 million, an 8% increase over 2008 first quarter brokerage commissions and fees of $30.5 million. Brokerage commissions and fees are the largest component of the company’s net revenues.

“Our first quarter financial performance was excellent,” said David Fleischman, the company’s Chief Financial Officer. “In these market conditions, and with interest rates virtually at zero, we grew our brokerage commissions and fees and brokerage client base, and generated solid net income. This once again demonstrates the strength and resiliency of both our client base and our product offering. It is also worth emphasizing that, all other things being equal, had no reduction in interest rates occurred our 2009 first quarter net revenues, net income and earnings per share (diluted) would have been significantly higher than 2008 first quarter results.”

TradeStation Reports DARTs and Record Total Accounts

For the 2009 first quarter, TradeStation experienced the following year-over-year daily trading results with respect to equities, futures and forex accounts:

	Q1 09	Q1 08	% Decrease

Daily Average Revenue Trades	105,825	109,219	(3%)

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of March 2009.

TradeStation had 44,015 brokerage accounts at March 31, 2009, a 14% increase from March 31, 2008.

TradeStation’s Average Client Trades 617 Times per Year and Has an Average Account Balance of $60,000 for Equities and $18,000 for Futures

TradeStation’s brokerage client account metrics are among the best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2009 first quarter:

Client Trading Activity
Annualized average revenue per account	$3,195
Annualized trades per account	617

Client Account Assets
Average assets per account (Equities)	$60,000
Average assets per account (Futures)	$18,000

Company Purchases 646,500 Shares under Stock Buy-Back Plan

In the 2009 first quarter, the company purchased 646,500 shares of its common stock pursuant to its stock buy-back plan for a total purchase price of $3.64 million. Since buying under the plan began November 13, 2006, through March 31, 2009 the company has purchased 3,706,669 shares for a total purchase price of $35.6 million.

Under the stock buy-back plan, the company is authorized, over a 4-year period, to purchase up to $60 million of its common stock using available and unrestricted cash in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, up to $1,250,000 of company cash per month during each month of the 4-year period (i.e., up to $15 million per 12-month period and up to $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy-back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides 2009 Second Quarter Business Outlook

TradeStation today also published its 2009 Second Quarter Business Outlook.

The company’s 2009 Second Quarter Business Outlook estimated ranges are as follows:

2009 SECOND QUARTER BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

2009 Second Quarter
REVENUES	$36.5 to $39.5

EARNINGS PER SHARE (Diluted)	$0.10 to $0.12

The company’s 2009 second quarter estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on average daily revenue per account for each asset class (equities, futures, forex) at approximately the same level as average daily revenue per account over the three-month period ended March 31, 2009 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); a federal funds target and daily rate of interest of approximately zero percent throughout the quarter; no new FDIC or similar fees or assessments will be imposed which affect the company; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent market volatility moves to significantly higher or lower levels, net account growth increases, slows or decreases, the federal funds target and daily rates of interest are different than what has been assumed, and/or severe negative economic or financial market conditions persist or worsen, or improve sooner than expected, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2009 first quarter results and its 2009 Second Quarter Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange and NASDAQ OMX. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2009 Second Quarter Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hopefully,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	further negative changes in the condition of the securities and futures markets, and the financial markets and economy generally (which could cause the company to experience significantly lower revenues, net income and earnings per share, as well as reduced market value of its publicly-traded shares of common stock), or unexpected positive changes (which could have the opposite effect);

•	changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, sharply increased market volatility in the 2008 fourth quarter helped generate a significant increase in client trading volume in that quarter, but client trading volume was lower in the 2009 first quarter when market volatility was lower);

•	changes in the federal funds target and daily rates of interest that are inconsistent with, or different from, the company’s assumption that there will be no increases in 2009, that is, that those rates will remain at approximately zero percent throughout 2009 (the federal funds average daily and target rates of interest determine the amount of interest income received on customer account balances and affect the rates charged for account borrowings – interest income from equities accounts is determined by the federal funds daily rate, which at times has varied widely from the target rate, and interest income from futures accounts is determined by the federal funds target rate);

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage commissions and fees sequentially or year over year (for example, TradeStation’s DARTs decreased sequentially from first to second quarter 2008, and decreased year over year and sequentially in first quarter 2009, brokerage commissions and fees decreased sequentially from fourth quarter 2008 to first quarter 2009, and net account growth slowed in the 2008 third quarter, and these and other items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition, particularly in current market and economic conditions, including recession, unemployment, high volatility and swings in volatility, and if those conditions worsen and/or are prolonged (the company, in fact, expects account attrition to increase beginning with the 2009 second quarter);

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures, which have increased over the past two years, one as recently as January 2009 (also, the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences of any such difficulties, outages, errors or failures);

•	with respect to technical difficulties, outages, errors and failures the company has experienced, the failure or inability of the company to address the underlying issues or causes relating to such problems, to adequately correct them and ensure they do not repeat (particularly as the volume of market data received from the exchanges, or the volume of our client base’s trading volume, requires increased, improved or different hardware and/or software capacity, technology or company domain know-how), or otherwise to ensure the stability, capacity, speed and accuracy of the trading platform’s market data and order placement services, as such failure or inability on the part of the company could materially negatively affect the company’s reputation in the online trader market, causing increased attrition and a decrease in new accounts, and decreased net revenues and net income;

•	business interruptions, slowdowns or failures affecting vendors or vendor services used by the company for clearance, settlement and back-office systems, whether caused by adverse economic conditions or other events, which could significantly interrupt, impair or injure the company’s core business operations;

•	the potential negative effects on the company’s brokerage commissions and fees of any future rules that may be imposed which ban short selling (such as the temporary ban in 2008 on short selling of financial sector securities) or restrict or limit short selling (such as new short sale regulations that are being considered by regulators), as a significant percentage of the firm’s daily client trades on many trading days are short sale transactions;

•	the potential negative effects on the company’s forex commissions and fees, and forex business generally, based on a new rule FINRA is seeking to enact that would prohibit broker-dealers from offering competitive buying power (as opposed to buying power that could be offered by forex dealers or agents who are not broker-dealers) to forex customer accounts;

•	in general, new or modified regulatory rules or requirements, or increased or more stringent enforcement and higher fines or greater sanctions, concerning required net capital or deposits, or the manner in which TradeStation Securities operates its business and monitors and ensures compliance of its business operations with applicable laws, rules and regulations, that may be enacted or imposed in response to the current economic crisis and recent scandals, and which could materially increase the firm’s cash requirements to conduct its business, require substantial increases in compliance, legal and/or brokerage operations costs, result in fines, penalties or sanctions, limit or reduce the firm’s access to, or use of, a significant percentage of its now-available cash, or otherwise limit the firm’s ability to engage fully, and with as much success, in the services it currently provides;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements and unstable economic conditions, particularly in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the results, which likely will not be known until later in 2009, of an ongoing investigation of TradeStation Securities by Canadian regulatory authorities relating to brokerage accounts held by Canadian residents in light of the firm not being registered (or having an introducing brokerage firm registered) in a Canadian province, which could result in substantial fines or settlements and affect the firm’s ability to accept new, or retain existing, futures and forex brokerage accounts (the company does not have or accept equities accounts) from Canadian residents, which could adversely impact the company’s futures revenues (since the inquiry was made, TradeStation Securities has not accepted Canadian resident futures or forex accounts);

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities, futures and forex business, and its institutional and non-U.S. trader market businesses, including potential acquisition, joint venture, investment or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires, joint ventures with, invests in, or combines with other businesses;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower, and, if both of those are lower, there will be less dilution and higher earnings per share) because of new or modified company share buy-back plans (which the company considers from time to time and which could be implemented later in 2009) or other events or factors that can affect the price of the company’s shares or the number of outstanding shares;

•	unauthorized intrusion and/or other criminal or fraudulent activity in customer accounts by persons who unlawfully or improperly access or use customer accounts (through deceit or otherwise) and then place orders or other transactions in, or deposit misappropriated funds in, or improperly withdraw funds from, those accounts;

•	the level of success of the company’s forex trading offering, and whether customer forex trading will become a material part of the company’s business and revenues;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex), which can affect the company’s revenues, net income and margins, even if overall volume remains the same;

•	rule-based trading not growing in appeal to the extent the company believes it will;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company seeks to increase its product development/information technology headcount and resources (which the company continues to try to do as quickly as possible) and grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings;

•	pending regulatory matters which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential acquisitions, investments, business combinations or strategic relationships);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other company press releases, conference calls and public presentations or statements.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)
REVENUES:
Brokerage commissions and fees	$32,935	$30,525
Interest income	995	9,277
Brokerage interest expense	—	1,224

Net interest income	995	8,053
Subscription fees and other	2,040	2,141

Net revenues	35,970	40,719

EXPENSES:
Employee compensation and benefits	10,499	9,219
Clearing and execution	8,848	9,526
Data centers and communications	2,762	2,391
Marketing	1,802	1,305
Professional services	848	1,629
Occupancy and equipment	737	753
Depreciation and amortization	1,129	950
Other	1,524	1,450

Total expenses	28,149	27,223

Income before income taxes	7,821	13,496
INCOME TAX PROVISION	3,141	5,240

Net income	$4,680	$8,256

EARNINGS PER SHARE:
Basic	$0.11	$0.19

Diluted	$0.11	$0.19

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	42,202	43,708

Diluted	42,561	44,462

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $956 at March 31, 2009 and December 31, 2008*	$109,741	$100,314
Cash segregated in compliance with federal regulations	702,447	626,103
Marketable securities	28,941	8,465
Receivables from brokers, dealers, clearing organizations and clearing agents	15,400	11,139
Receivables from brokerage customers, net	23,661	30,316
Property and equipment, net	6,500	6,602
Deferred income taxes, net	2,864	3,001
Deposits with clearing organizations	32,117	48,019
Other assets	3,733	3,473

Total assets	$925,404	$837,432

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$115	$87
Payables to brokerage customers	744,129	661,046
Accounts payable	3,738	3,363
Accrued expenses	10,487	7,935

Total liabilities	758,469	672,431
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	166,935	165,001

Total liabilities and shareholders’ equity	$925,404	$837,432

* March 31, 2009 Cash and cash equivalents includes $5.7 million that was transferred on April 2, 2009 to Cash segregated in compliance with federal regulations. December 31, 2008 Cash and cash equivalents excludes $4.1 million that was transferred on January 2, 2009 from Cash segregated in compliance with federal regulations.